                          STOCK PURCHASE AGREEMENT


                                BY AND AMONG


                    FIRST MID-ILLINOIS BANK & TRUST, N.A.

                                     AND

                          AMERICAN BANK OF ILLINOIS

                                     AND

                          COMMUNITY FINANCIAL CORP.

                                 DATED AS OF

                              JANUARY 24, 2001



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                                         TABLE OF CONTENTS
                                         -----------------
                                                                  PAGE
                                                                  ----
ARTICLE I THE ACQUISITION.............................................1
         1.1      The Acquisition.....................................1
         1.2      Purchase of Shares..................................1
         1.3      Excluded Liabilities................................1
         1.4      Time, Date and Location of Closing..................2
         1.5      Closing Deliveries..................................2

ARTICLE II REPRESENTATIONS AND WARRANTIES OF BUYER....................2
         2.1      Organization........................................2
         2.2      Authorization.......................................2
         2.3      Investment..........................................3
         2.4      Brokers' and Finders' Fees..........................3

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SUBSIDIARY AND
         SHAREHOLDER..................................................3
         3.1      Organization........................................3
         3.2      Authorization; No Violation.........................4
         3.3      Capitalization; Title...............................4
         3.4      Financial Statements................................5
         3.5      Compliance With Laws................................5
         3.6      Litigation..........................................5
         3.7      Intellectual Property...............................5
         3.8      Tax Matters.........................................7
         3.9      Insurance...........................................8
         3.10     Banking Matters.....................................8
         3.11     Employee Benefit Plans.............................10
         3.12     Environmental, Health and Safety Matters...........13
         3.13     Contracts..........................................14
         3.14     Absence of Certain Changes and Events..............15
         3.15     Corporate Records..................................17
         3.16     Undisclosed Liabilities............................17
         3.17     Assets.............................................18
         3.18     Certain Business Relationships.....................18
         3.19     Employees..........................................18
         3.20     Brokers' and Finders' Fees.........................18
         3.21     Real Property......................................18

ARTICLE IV PRE-CLOSING COVENANTS.....................................21

ARTICLE V POST-CLOSING COVENANTS.....................................26

ARTICLE VI CONDITIONS................................................27

                                      i


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         6.1      Conditions to the Obligations of Buyer.............27
         6.2      Conditions to the Obligations of Subsidiary
                  and Shareholder....................................28

ARTICLE VII TERMINATION..............................................29
         7.1      Termination........................................29
         7.2      Effect of Termination; Survival....................29

ARTICLE VIII INDEMNIFICATION.........................................30
         8.1      Remedies for Breaches of This Agreement............30

ARTICLE IX TAX MATTERS...............................................31
         9.1.     Tax Matters........................................31

ARTICLE X GENERAL PROVISIONS.........................................34
         10.1     Notices............................................34
         10.2     Applicable Law.....................................35
         10.3     Assignability; Binding Effect......................35
         10.4     Entire Agreement...................................35
         10.5     Extension; Waiver..................................36
         10.6     Amendment..........................................36
         10.7     Remedies Cumulative................................36
         10.8     Counterparts.......................................36
         10.9     Severability.......................................36
         10.10    No Strict Construction.............................36
         10.11    Interpretation.....................................36
         10.12    Expenses...........................................37
         10.13    Specific Performance...............................37
         10.14    Publicity..........................................37

                                      ii


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EXHIBITS

Exhibit 6.1(g)        Closing Deliveries of Subsidiary and Shareholder
Exhibit 6.2(e)        Closing Deliveries of Buyer



                                      iii

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                             DEFINED TERMS LIST
                             ------------------

Accountants.......................................................... 32
Acquisition..........................................................  1
Agreement............................................................  1
Allocation Statement................................................. 32
Audited Subsidiary Financial Statements.............................. 26
Bank Merger.......................................................... 26
BHC..................................................................  1
Buyer................................................................  1
Buyer's Accountants.................................................. 26
Buyer's Parent.......................................................  1
CERCLA............................................................... 14
Closing..............................................................  2
Closing Date.........................................................  2
Code................................................................. 10
Control Group........................................................ 10
Disclosure Schedule..................................................  1
Employees............................................................ 23
Encumbrances.........................................................  4
Environmental, Health and Safety Requirements........................ 13
ERISA................................................................ 10
Fiserve.............................................................. 24
Indemnified Party.................................................... 31
Indemnifying Party................................................... 31
Insurance Over....................................................... 23
Intellectual Property................................................  6
LAR.................................................................. 25
Loans................................................................  9
Multiemployer Plan .................................................. 10
PBGC................................................................. 11
Plan................................................................. 10
Purchase Price.......................................................  1
Qualified Plan....................................................... 10
RAP..................................................................  5
Regulatory Approvals.................................................  2
Regulatory Authority ................................................  2
Section 338(h)(10) Election.......................................... 31
Securities Act.......................................................  3
Shareholder..........................................................  1
Shareholder's Accountants............................................ 26
Shareholder's Group..................................................  7
Shareholder's Management............................................. 36

                                      iv

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Shares...............................................................  1
Subsidiary...........................................................  1
Subsidiary Statements................................................  5
Subsidiary's Management.............................................. 36
Survey............................................................... 23
SWDA................................................................. 14
Taxes................................................................  7
Third Party Claim.................................................... 31
Title IV Plan........................................................ 10
To the best knowledge of Shareholder and Subsidiary.................. 36
Unpermitted Exception................................................ 22

                                      v

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                          STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT (the "Agreement") made and entered into as
                                        ---------
of January 24, 2001, by and among First Mid-Illinois Bank & Trust, N.A., a national banking association ("Buyer"), and American Bank of Illinois, an
                               -----
Illinois state-chartered bank ("Subsidiary"), and Community Financial Corp.,
                                ----------
an Illinois corporation and the sole shareholder of Subsidiary
("Shareholder").
  -----------

                             W I T N E S S E T H
                             -------------------

         WHEREAS, Buyer is a wholly-owned subsidiary of First Mid-Illinois Bancshares, Inc., a Delaware corporation ("Buyer's Parent");
                                                    --------------

         WHEREAS, each of Shareholder and Buyer's Parent is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (collectively, the "BHC");
                    ---

         WHEREAS, Shareholder owns all of the issued and outstanding shares of common stock, $100.00 par value per share, of Subsidiary (collectively, the "Shares"); and
     ------

         WHEREAS, Buyer desires to purchase from Shareholder and Shareholder desires to sell to Buyer the Shares for cash as provided herein (the "Acquisition").
 -----------

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, and for other consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                  ARTICLE I
                               THE ACQUISITION

         1.1   THE ACQUISITION. Subject to the terms and conditions of this
               ---------------
Agreement, Buyer will purchase from Shareholder, and Shareholder will sell to Buyer, the Shares, for the Purchase Price (as defined in Section 1.2).

         1.2   PURCHASE OF SHARES. Buyer will purchase from Shareholder, and
               ------------------
Shareholder will sell to Buyer, the Shares, for an aggregate purchase price of $3,700,000 in cash plus the amount of accrued federal and state income taxes of Subsidiary at Closing, provided, however, it being expressly agreed that Shareholder is responsible for payment of all income taxes applicable to Subsidiary (the "Purchase Price"). At the Closing (as defined in Section 1.4(a)), Buyer will deliver the Purchase Price to Shareholder by wire transfer or in immediately available funds.

         1.3   EXCLUDED LIABILITIES. Buyer expressly will not assume (a) that
               --------------------
Agreement between Fiserve Solutions, Inc. and Shareholder dated April 27, 1998 referenced in the disclosure schedule to this Agreement (collectively, the "DISCLOSURE SCHEDULE"), (b) all Tax (as defined in Section 3.8)
     -------------------
liabilities relating to the acquisition of the stock of Subsidiary by Shareholder in 1998,


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

including, without limitation, all Tax deficiencies, interest and penalties, as described in Section 9.1(g), and (c) except as set forth in the DISCLOSURE SCHEDULE, any liability of Shareholder other than any liability
- -------------------
relating to Subsidiary (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Shareholder giving rise to any such liability).

         1.4   TIME, DATE AND LOCATION OF CLOSING.
               ----------------------------------

         (a)   CLOSING; CLOSING DATE. The closing of the transactions
               ---------------------
contemplated by this Agreement (the "Closing") will be held at a time and on
                                     -------
a date mutually agreeable to the parties hereto (the "Closing Date"). In the
                                                      ------------
absence of such agreement, the Closing will be held within ten (10) business days after the receipt of all consents and approvals (together, the "Regulatory Approvals") of any federal, state, local, foreign or other
 --------------------
court, governmental authority, administrative or other agency, commission, organization, or other regulatory authority (each, a "Regulatory Authority")
                                                      --------------------
as legally required to consummate the transactions contemplated hereby, and which are set forth in the DISCLOSURE SCHEDULE.
                           -------------------

         (b)   CLOSING LOCATION. The Closing will take place at the offices
               ----------------
of Buyer at 1515 Charleston Avenue, Mattoon, Illinois 61938, or such other place as the parties hereto may mutually agree prior to the Closing Date.

         1.5   CLOSING DELIVERIES. At the Closing, (a) Subsidiary and
               ------------------
Shareholder will deliver to Buyer the various certificates, instruments, and documents referred to in Section 6.1(g),(b) Buyer will deliver to Subsidiary and Shareholder the various certificates, instruments, and documents referred to in Section 6.2(e),(c) Shareholder will deliver to Buyer stock certificates evidencing all of the Shares, endorsed in blank or accompanied by duly executed assignment documents, and (d) Buyer will deliver to the Shareholder the consideration specified in Section 1.2.

                                 ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Subsidiary and Shareholder as follows.

         2.1   ORGANIZATION. Buyer is a national banking association duly
               ------------
organized, validly existing and currently authorized to transact the business of banking under the laws of the United States and is duly authorized and has full power to own its properties and carry on its business as now being conducted.

         2.2   AUTHORIZATION. The execution, delivery and performance of
               -------------
this Agreement have been duly authorized by the board of directors of Buyer in accordance with the articles of association and bylaws of Buyer and governing law. This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and

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

to general principles of equity. Buyer has the power to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby, and such execution, delivery and performance do not violate any provisions of the articles of association or bylaws of Buyer or any agreement to which Buyer is a party or by which Buyer is otherwise bound. Except for the Regulatory Approvals, no consent of any Regulatory Authority or other person is required to be obtained by Buyer in order to permit consummation of the transactions contemplated hereby.

         2.3   INVESTMENT. Buyer is not acquiring the Shares with a view to
               ----------
or for sale in connection with any distributions thereof within the meaning of the Securities Act of 1933, as amended (collectively, the "Securities
                                                              ----------
Act").
- ---
         2.4   BROKERS' AND FINDERS' FEES. Buyer has not incurred any
               --------------------------
liability for brokerage commissions, finders' fees, or like compensation with respect to the transactions contemplated hereby.


                                 ARTICLE III
        REPRESENTATIONS AND WARRANTIES OF SUBSIDIARY AND SHAREHOLDER

         Subsidiary and Shareholder hereby jointly and severally represent and warrant to Buyer as follows:

         3.1   ORGANIZATION.
               ------------

         (a) Subsidiary is a state-chartered bank duly organized, validly existing and currently authorized to transact the business of banking under the laws of the State of Illinois and is duly authorized and has full power to own its properties and carry on its business as now being conducted. Subsidiary has delivered to Buyer correct and complete copies of the charter and bylaws of Subsidiary as amended to date. The minute books (containing the records of meetings of Shareholder, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of Subsidiary are correct and complete. Subsidiary is not in default under or in violation of any provision of its charter or bylaws.

         (b) Shareholder is a corporation duly organized, validly existing, and in good standing under the laws of the State of Illinois. Shareholder is duly authorized and has full power to conduct its businesses and is in good standing under the laws of each jurisdiction where such qualification is required. Shareholder has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. Shareholder has delivered to Buyer correct and complete copies of the articles of incorporation and bylaws of Shareholder as amended to date. Shareholder is not in default under or in violation of any provision of its articles of incorporation or bylaws. Shareholder is duly registered as a bank holding company under the BHC.

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         3.2   AUTHORIZATION; NO VIOLATION.
               ---------------------------

         The execution, delivery and performance of this Agreement have been duly authorized by the boards of directors of each of Subsidiary and Shareholder in accordance with their respective charters and bylaws and governing law. This Agreement constitutes the legal, valid and binding obligation of the each of Subsidiary and Shareholder, enforceable against each of Subsidiary and Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and to general principles of equity. Subsidiary and Shareholder have the power to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby, and such execution, delivery and performance do not violate any provisions of their respective charters or bylaws or any agreement to which Subsidiary or Shareholder is a party or by which Subsidiary or Shareholder is otherwise bound or any applicable law to which Subsidiary or Shareholder is subject. Except for the Regulatory Approvals, no consent of any Regulatory Authority or other person is required to be obtained by Subsidiary or Shareholder in order to permit consummation of the transactions contemplated hereby.

         3.3   CAPITALIZATION; TITLE.
               ---------------------

         (a) As of the date hereof, the authorized capital stock of Subsidiary consists of 559 shares of common stock, $100.00 par value per share, of which 559 shares are issued and outstanding and no shares are held in treasury and no shares of which are preferred stock. All of the issued and outstanding shares of Subsidiary common stock have been duly authorized and validly issued, fully paid and non-assessable. None of the outstanding shares of common stock are subject to any preemptive rights of Shareholder or any prior shareholder of Subsidiary.

         (b) There are no shares of capital stock or other equity securities of Subsidiary authorized or outstanding and no authorized or outstanding options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Subsidiary to issue, sell, or otherwise cause to become outstanding any of its capital stock. Shareholder and Subsidiary have delivered true, complete and correct copies of all documentation relating to and evidencing the dissolution on December 14, 1999 of American Bancshares, Inc., previously an Illinois corporation and the registered bank holding company under the BHC of Subsidiary. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Subsidiary. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Subsidiary. Subsidiary neither controls directly or indirectly nor has any direct or indirect equity participation in any corporation, partnership, trust or other business association.


         (c) Shareholder holds of record and beneficially the Shares free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, any liens, pledges, charges, and security interests (collectively, "Encumbrances"), options,
                                                ------------
warrants, purchase rights, contracts, commitments, equities, claims, and demands. Shareholder is

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

not a party to any option, warrant, purchase right, or other contract or commitment that could require Shareholder to sell, transfer, or otherwise dispose of any capital stock of Subsidiary (other than this Agreement). Shareholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Subsidiary.

         3.4   FINANCIAL STATEMENTS. Shareholder and Subsidiary have
               --------------------
attached to the DISCLOSURE SCHEDULE Subsidiary's internal unaudited
                -------------------
financial statements as of and for the year ended December 31, 1999 and its unaudited balance sheet and income statement as of and for the ten (10) months ended October 31, 2000 (together, the "Subsidiary Statements"). The
                                              ---------------------
Subsidiary Statements, including the notes thereto (if any), have been prepared in accordance with those accounting principles mandated by the Federal Financial Institutions Examination Council (FFIEC) (hereinafter referred to as "RAP"), in each case throughout the period covered thereby
                ---
and, to the best knowledge of Shareholder and Subsidiary on the date hereof and as of the Closing Date, present fairly the financial condition as of such dates and the results of operations for such periods, are correct and complete, and are consistent with the books and records of Subsidiary, which books and records are correct and complete.

         3.5   COMPLIANCE WITH LAWS. To the best knowledge of Shareholder and
               --------------------
Subsidiary, on the date hereof and as of the Closing Date, except as disclosed in the DISCLOSURE SCHEDULE, Subsidiary and its predecessors and
                 -------------------
affiliates have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of all Regulatory Authorities and other persons with jurisdiction over the activities of Subsidiary, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

         3.6   LITIGATION. To the best knowledge of Shareholder and
               ----------
Subsidiary, on the date hereof and as of the Closing Date, except as disclosed in the DISCLOSURE SCHEDULE, there is no suit, action,
                 -------------------
investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to the best of the knowledge of Subsidiary or Shareholder, threatened against or affecting Subsidiary or Shareholder with respect to Subsidiary or any of the respective officers, directors, employees or agents thereof, in their capacities as such, which could have a material adverse effect on Subsidiary, or on any of the respective officers, directors, employees or agents thereof, in their capacities as such, or which would materially affect the ability of Subsidiary or Shareholder to consummate the transactions contemplated hereby or which is seeking to enjoin consummation of the transactions contemplated hereby or to obtain other relief in connection with this Agreement or the transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any Regulatory Authority or other person with jurisdiction outstanding against Subsidiary or Shareholder or any of their respective officers, directors, employees or agents, in their capacities as such, having, or which, insofar as reasonably can be foreseen in the future, would have such material adverse effect.

         3.7   INTELLECTUAL PROPERTY. Except as set forth in the DISCLOSURE
               ---------------------                             ----------
SCHEDULE, Shareholder neither owns nor has ever owned, neither has nor ever
- --------
has had the right to use, and neither uses nor has ever used any Intellectual Property (as defined below) which relates to Subsidiary or Subsidiary's

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

business. Subsidiary (and Shareholder if Shareholder with respect to Subsidiary or Subsidiary's business) owns or has the right to use pursuant to license, sublicense, agreement, or permission all inventions, all improvements thereto, all patents, patent applications, and patent disclosures, all trademarks, service marks, trade dress, logos, trade names, and corporate names, including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, all copyrightable works, all copyrights, all applications, registrations and renewals in connection with the foregoing, all computer software (including data and related documentation), all other proprietary rights, and all copies and tangible embodiments thereof in whatever form or medium (individually or collectively, as applicable, the "Intellectual Property")
                                                   ---------------------
necessary for the operation of the business of Subsidiary as presently conducted. Each item of Intellectual Property owned or used by Subsidiary (and Shareholder with respect to Subsidiary or Subsidiary's business) immediately prior to the Closing hereunder will be owned or available for use by Subsidiary or Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. Subsidiary (and Shareholder with respect to Subsidiary or Subsidiary's business) has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses. Subsidiary (and Shareholder with respect to Subsidiary or Subsidiary's business) has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any person or received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation or violation. The DISCLOSURE SCHEDULE identifies each
                                   -------------------
patent or registration which has been issued to either of Subsidiary (and Shareholder with respect to Subsidiary or Subsidiary's business) with respect to any of its Intellectual Property, and identifies each pending patent application or application for registration which Subsidiary (and Shareholder with respect to Subsidiary or Subsidiary's business) has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which Subsidiary (and Shareholder if Shareholder with respect to Subsidiary or Subsidiary's business) has granted to any person with respect to any of their Intellectual Property. Subsidiary (and Shareholder with respect to Subsidiary or Subsidiary's business) has delivered to Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions, each as amended. The DISCLOSURE SCHEDULE also identifies each trade name or
             -------------------
unregistered trademark used by Subsidiary (and Shareholder with respect to Subsidiary or Subsidiary's business) in connection with its business. With respect to each item of Intellectual Property required to be identified in the DISCLOSURE SCHEDULE: (a) Subsidiary (and Shareholder with respect to
    -------------------
Subsidiary or Subsidiary's business) possesses all right, title, and interest in and to the item, free and clear of any Encumbrance, license, or other restriction; (b) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; and (c) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or threatened which challenges the legality, validity, enforceability, use, or ownership of the item.

         The DISCLOSURE SCHEDULE identifies each item of Intellectual
             -------------------
Property that any person owns and that Subsidiary (and Shareholder if Shareholder with respect to Subsidiary or Subsidiary's business) uses pursuant to license, sublicense, agreement, or permission. Subsidiary (and Shareholder with respect to Subsidiary or Subsidiary's business) has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions, each as amended.

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

With respect to each such item of Intellectual property required to be identified in the DISCLOSURE SCHEDULE: (i) the license, sublicense,
                  -------------------
agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect; (ii) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; and (iii) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder.

         3.8   TAX MATTERS. Except as set forth in the DISCLOSURE SCHEDULE,
               -----------                             -------------------
Shareholder and its subsidiaries (together, "Shareholder's Group") have
                                             -------------------
filed all Tax (as defined below) returns that they were required to file. All such Tax returns, as amended if applicable, were correct and complete in all respects. For the purposes hereof, Tax returns means all returns, reports, forms, or other information required to be filed with any Regulatory Authority with respect to any Tax. All federal, state, local, or foreign income, gross receipts, license, payroll, employment related (including employee withholding or employer payroll tax or FICA or FUTA), excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, disability, real property, personal property sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not (collectively, "Taxes") owed by
                                                          -----
Shareholder's Group have been paid. None of Shareholder's Group currently is the beneficiary of any extension of time within which to file any Tax return. No claim has ever been made by a Regulatory Authority in a jurisdiction where any of Shareholder's Group does not file Tax returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the assets of any of Shareholder's Group that arose in connection with any failure, or alleged failure, to pay any Tax. Shareholder's Group has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other person. Shareholder does not expect any Regulatory Authority to assess any additional Taxes for any period for which Tax returns have been filed. There is no dispute or claim concerning any Tax liability of any of Shareholder's Group either (i) claimed or raised by a Regulatory Authority in writing or (ii) as to which Shareholder's Management (as defined in Section 10.11) has actual knowledge after due investigation and inquiry. Shareholder has delivered to Buyer correct and complete copies of all federal, state or other income Tax returns, examination reports, and statements of deficiencies assessed against or agreed to by any of Shareholder's Group for the past three (3) years. None of Shareholder's Group has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Except as set forth in the DISCLOSURE SCHEDULE,
                                                     -------------------
none of Shareholder's Group is a party to any Tax allocation or sharing agreement. Subsidiary has no liability for the Taxes of any person under applicable law, as a transferee or successor, by contract, or otherwise. Except as set forth in the DISCLOSURE SCHEDULE, the unpaid Taxes of
                           -------------------
Shareholder's Group relating to or in connection with Subsidiary did not, as of the most recent month, exceed the reserve for Tax liability and do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Shareholder's Group in filing its Tax returns.

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

         3.9   INSURANCE. The DISCLOSURE SCHEDULE sets forth each insurance
               ---------      -------------------
policy to which Subsidiary or Shareholder is a party relating to Subsidiary and with respect to each such policy: (a) the policy is legal, valid, binding, enforceable, and in full force and effect; (b) neither Subsidiary nor Shareholder nor any other party to the policy is in breach or default, including with respect to the payment of premiums or the giving of notices, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (c) no party to the policy has repudiated any provision thereof. Subsidiary has been covered during the past three (3) years by insurance in scope and amount customary and reasonable for the business in which it has engaged during the aforementioned period.

         3.10  BANKING  MATTERS. To the best knowledge of Shareholder and
               ----------------
Subsidiary on the date hereof and as of the Closing Date:

         (a)   REPORTS. Except as set forth in the DISCLOSURE SCHEDULE, each
               -------                             -------------------
of Subsidiary and Shareholder on behalf of Subsidiary has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that Subsidiary or Shareholder was required to file during the three (3) years preceding the date hereof with Regulatory Authorities and other persons with jurisdiction over any of the activities of Subsidiary or Shareholder with respect to Subsidiary and all other reports and statements required to be filed thereby during the three (3) years preceding the date hereof, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Authority or other person, and have paid all fees and assessments due and payable in connection therewith. Except as set forth in the DISCLOSURE SCHEDULE, no Regulatory
                                      -------------------
Authority or other person has initiated any proceeding or investigation into the business or operations of Subsidiary or Shareholder with respect to Subsidiary during the three (3) years preceding the date hereof. Except as set forth in the DISCLOSURE SCHEDULE, there is no unresolved written
                 -------------------
violation, written criticism, or written exception by any Regulatory Authority or other person with respect to any report or statement relating to any examinations of Subsidiary or Shareholder with respect to Subsidiary.

         (b)   AGREEMENTS WITH REGULATORY AUTHORITIES. Except as set forth
               --------------------------------------
in the DISCLOSURE SCHEDULE, neither Subsidiary nor Shareholder with respect
       -------------------
to Subsidiary is subject to any cease-and-desist or other order issued by, or is it a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is it subject to any order or directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Authority or other person with jurisdiction over the activities of Subsidiary or Shareholder with respect to Subsidiary, that restricts the conduct of the business of Subsidiary or Shareholder with respect to Subsidiary or that relates to the capital adequacy, compliance with laws, credit policies, management or business of Subsidiary or Shareholder with respect to Subsidiary, nor has Subsidiary or Shareholder with respect to Subsidiary been advised by any Regulatory Authority or other person with jurisdiction over the activities of Subsidiary or Shareholder with respect to Subsidiary that it is considering issuing or requesting the foregoing.

         (c)   INVESTMENT SECURITIES. Each of Subsidiary and Shareholder
               ---------------------
with respect to Subsidiary has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Encumbrance, except to the extent such securities are pledged in the ordinary course of business consistent with prudent banking practices to secure obligations thereof. Such securities are valued on the books of Subsidiary and Shareholder with respect to Subsidiary in accordance with RAP.

         (d)   LOAN PORTFOLIO.
               --------------

               (i)     Except as set forth in the DISCLOSURE SCHEDULE,
                                                  -------------------
         Subsidiary is not a party to any written or oral (A) loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, "Loans"), under the
                                                      -----
         terms of which the obligor is, as of the date of this Agreement, over ninety (90) days delinquent in payment of principal or interest or in default of any other material provision, or (B) Loan with any director or executive officer of Shareholder, or affiliate of the foregoing. The DISCLOSURE SCHEDULE sets forth all of the
                               -------------------
         Loans of Subsidiary that as of the date of this Agreement are classified by any Regulatory Authority as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans," "Watch List" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, by category of Loan (i.e., commercial, consumer, etc.), all of the Loans of Subsidiary that as of the date of this Agreement are classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category, and each asset of Subsidiary that as of the date of this Agreement is classified as "Real Estate Owned" and the book value thereof.

               (ii) Each Loan (A) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (B) to the extent secured, has been secured by valid Encumbrances which have been perfected, and (C) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors generally and to general principles of equity.

         (e)   ALLOWANCE FOR LOAN LOSS. The allowance for loan losses set
               -----------------------
forth in the Subsidiary Statements as of and for the ten (10) months ended October 31, 2000 is adequate in all respects to provide for possible or specific losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of October 31, 2000 and contains an additional amount of uncollected reserves for unanticipated future losses at a level considered adequate by the management of each of Shareholder and Subsidiary and the applicable Regulatory Authorities as of their most recent determination. The aggregate loan balances of Subsidiary at such date in excess of such allowance are fully collectible in accordance with their terms.

         (f)   DERIVATIVE  TRANSACTIONS. Neither Subsidiary nor Shareholder
               ------------------------
with respect to Subsidiary has engaged in transactions in or involving, and does not own or hold and has no exposure to, any forwards, futures, options on futures, swaps or other derivative instruments.

         (g)   OTHER ACTIVITIES. Subsidiary does not engage in any insurance
               ----------------
activities other than third party fixed annuity sales and credit life and accident health insurance, each of which activities is described in detail the DISCLOSURE SCHEDULE.
    -------------------

         3.11  EMPLOYEE  BENEFIT PLANS. To the best knowledge of Shareholder
               -----------------------
and Subsidiary on the date hereof and as of the Closing Date:

         (a)   DEFINITIONS.
               -----------

               (i)     Plan. "Plan" includes each bonus, deferred
                       ----   ----
         compensation, pension, retirement, profit sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, change in control, retention, restricted stock, stock option, employment, termination, severance, compensation, medical, health, life, disability or other plan, agreement, policy, practice or arrangement (including without limitation each employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), other than a
                                            -----
         Multiemployer Plan (as defined in Section 3.11(a)(iv)), and including terminated plans, (A) which currently is or has at any time been maintained for employees of Subsidiary or any Control Group member, or (B) to which Subsidiary or any Control Group member makes or made, or at any time was required to make, contributions.

               (ii)    Qualified Plan. "Qualified Plan" means any Plan which
                       --------------   --------------
         is an employee pension benefit plan as defined in Section 3(2) of ERISA and which is intended to meet the qualification requirements of the Internal Revenue Code of 1986, as amended (collectively, the "Code").
          ----

               (iii)   Title IV Plan. "Title IV Plan" means any Plan that
                       -------------   -------------
         is a defined benefit plan (as defined in Section 3(35) of ERISA) and is subject to Title IV of ERISA.

               (iv)    Multiemployer Plan. "Multiemployer Plan" means any
                       ------------------   ------------------
         employee benefit plan that is a "multiemployer plan" within the meaning of Section 3(37) of ERISA and to which Seller or any Control Group member has or had any obligation to contribute.

               (v)     Control Group. "Control Group" means a controlled
                       -------------   -------------
         group of corporations of which Subsidiary is a member within the meaning of Section 414(b) of the Code, any group of corporations or entities under common control with Subsidiary within the meaning of
         Section 414(c) of the Code or any affiliated service group of which Subsidiary is a member within the meaning of Section 414(m) of the Code.

         (b)   PLANS LISTED.  All Plans and Multiemployer Plans are set
               ------------
forth in the DISCLOSURE SCHEDULE.
             -------------------

         (c)      OPERATION OF PLANS.
                  ------------------

               (i) Each Plan has been administered in compliance with its terms and with all filing, reporting disclosure and other requirements of all applicable statutes (including but not limited to ERISA, the Code and the Consolidated Omnibus Budget
         Reconciliation Act), requisitions and interpretations thereunder.

               (ii) All oral or written communications with respect to each Plan currently and in the past reflect and have reflected the documents and operations of the Plan and no person has or had any liability by reason of any such communication or any failure to communicate with respect to any Plan.

               (iii) No reportable event (as defined in Section 4043 of ERISA and regulations issued thereunder) has occurred with respect to any Title IV Plan.

               (iv) Neither Subsidiary nor any other member of the Control Group, nor any of their respective employees or directors, nor any fiduciary, has engaged in any transaction, including the execution and delivery of this Agreement and other agreements, instruments and documents for which execution and delivery by Subsidiary is contemplated herein, in violation of Section 406(a) or (b) of ERISA or which is a "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Section 408(b) of ERISA or Section 4975(d) of the Code or for which no administrative exemption has been granted under Section 408(a) of ERISA.

               (v) No liability to the Pension Benefit Guaranty Corporation ("PBGC") has been incurred, or is expected to be
                       ----
         incurred, by Subsidiary or any other member of the Control Group with respect to any Title IV Plan. PBGC has not instituted any proceedings, and there exists no event or condition which would constitute grounds for institution of proceedings by PBGC, to terminate any Title IV Plan under Section 4042 of ERISA.

               (vi) Each Qualified Plan (together with its related funding instrument) is qualified and Tax exempt under Sections 401 and 501 of the Code and is the subject of a favorable Internal Revenue Service determination with respect to such qualification and exemption.

               (vii) No matter is pending relating to any Plan before any Regulatory Authority.


               (viii) Every fiduciary and official of each Plan is bonded to the extent required by Section 412 of ERISA and no civil or criminal action with respect to any Plan, pursuant to any federal or state law, has been brought, is pending or is threatened, against Subsidiary, any

         Control Group member, any officer, director or employee thereof or any fiduciary of any Plan.

               (ix) No Plan fiduciary or any other person has, or has had, any liability to any Plan participant, beneficiary or any other person under any provisions of ERISA or any other applicable law by reason of any action or failure to act in connection with any Plan, including, but not limited to, any liability by any reason of any payment of, or failure to pay, benefits or any other amounts or by reason of any credit or failure to give credit for any benefits or rights.

         (d)   PLAN DOCUMENTS AND RECORDS.
               --------------------------

               (i) Complete and correct copies of all current and prior documents, including all amendments thereto, with respect to each Plan, have been delivered to Buyer. These documents include, but are not limited to, the following: Plan documents, trust agreements, insurance contracts, annuity contracts, summary plan descriptions, filings with Regulatory Authorities, investment manager and investment adviser contracts, and actuarial reports, audit reports, financial statements, premium reports to PBGC (Form PBGC1) and annual reports (Form 5500) for the most recent three (3) plan years ending prior to the Closing Date.

               (ii) As of the Closing Date, the participant or beneficiary records with respect to each Plan will be in custody of the persons listed on the DISCLOSURE SCHEDULE. All such records
                                   -------------------
         accurately set forth the history of each participant and beneficiary in connection with each Plan and accurately state the benefits earned and owed to each such person under each such Plan as of the date hereof.

         (e)   FINANCES.
               --------

               (i) All contributions payable to each Plan for all benefits earned and other liabilities accrued through October 31, 2000, determined in accordance with the terms and conditions of such Plan, ERISA and the Code, have been paid or otherwise provided for, and to the extent unpaid are reflected in the balance sheet of Subsidiary as of October 31, 2000.

               (ii)    Set forth in the DISCLOSURE SCHEDULE is (A) the
                                        -------------------
         amount of the liability for minimum contributions for the last three (3) plan years to any Plan, (B) the approximate amount of the minimum contribution to any Plan for the plan year during which the Closing Date is to occur, and (C) the annual cost of providing coverage under any Plan that is a welfare plan as defined in
         Section 3(1) of ERISA to all former employees of Subsidiary or any other member of the Control Group and all dependents of a former employee.

         (f)   TITLE IV PLANS AND MULTIEMPLOYER PLANS. None of Subsidiary,
               --------------------------------------
any Control Group member, or Shareholder with respect to Subsidiary either currently maintains or contributes, or has ever maintained or contributed to, any Title IV Plan or any Multiemployer Plan.

         (g)   Except as provided in the DISCLOSURE SCHEDULE, there are no
                                         -------------------
Plans, arrangements or agreements to which Subsidiary is a party or by which it is bound and under which, as a result of any particular transaction or transactions (including but not limited to the transactions contemplated by this Agreement), any director, officer, employee or other agent of the Subsidiary, or any other party claiming through such a person, will or may acquire rights with respect to any Plan or other arrangement or agreement (including the creation, increase or extension of new or existing rights), become entitled to a distribution or payment with respect to any Plan or other arrangement or agreement at a date earlier than if such transaction had not occurred (except in accordance with Section 401(k)(10) of the Code), or otherwise receive or become vested in rights and benefits with respect to any Plan or any other arrangement or agreement. Without limitation of the foregoing, except as set forth in the DISCLOSURE SCHEDULE, Subsidiary is not
                                      -------------------
a party to any Plan covering, or any agreement with, any director, officer, employee or agent of Subsidiary pursuant to which any such person will be entitled to any payment by Subsidiary upon termination of employment or service on the board of directors of Subsidiary following a change in control of Subsidiary.

         3.12  ENVIRONMENTAL, HEALTH AND SAFETY MATTERS. Except as set forth
               ----------------------------------------
in the DISCLOSURE SCHEDULE, to the best knowledge of Shareholder and
       -------------------
Subsidiary on the date hereof and as of the Closing Date:

         (a) Each of Subsidiary and Shareholder, and their respective predecessors and affiliates, has complied and is in compliance with all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, each as amended and as now or hereinafter in effect ("Environmental, Health and Safety
                                  --------------------------------
Requirements")
- ------------

         (b) Each of Subsidiary and Shareholder and their respective affiliates has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health and Safety Requirements for the occupation of the facilities and the operation of the business of Subsidiary; a list of all such permits, licenses and other authorizations is set forth in the DISCLOSURE SCHEDULE.
- -------------------

         (c) Neither Subsidiary nor Shareholder nor their respective predecessors or affiliates has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to Subsidiary, its business or its facilities arising under Environmental, Health, and Safety Requirements.

         (d) None of the following exists at any property or facility owned or operated by Subsidiary or Shareholder relating to Subsidiary: (i) underground storage tanks, (ii) asbestos-containing material in any form or condition, (iii) materials or equipment containing polychlorinated biphenyls, or (iv) landfills, surface impoundments, or disposal areas.

         (e)   With respect to Subsidiary, none of Subsidiary, Shareholder,

or their respective predecessors or affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility, and no such property or facility is contaminated by any such substance, in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (collectively, "CERCLA"), the Solid Waste Disposal Act, as amended
                ------
(collectively, "SWDA") or any other Environmental, Health, and Safety
                ----
Requirements.

         (f) Neither this Agreement nor the consummation of the transactions contemplated hereby will result in any obligations for site investigation or cleanup, or notification to or consent of Regulatory Authorities or other persons pursuant to any of the "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

         (g) With respect to Subsidiary, neither Subsidiary nor Shareholder, nor any of their respective predecessors or affiliates has, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other person relating to Environmental, Health, and Safety Requirements.

         (h) With respect to Subsidiary, no facts, events or conditions relating to the past or present facilities, properties or operations of Subsidiary, Shareholder or any of their respective predecessors or affiliates will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

         3.13  CONTRACTS. The DISCLOSURE SCHEDULE lists the following
               ---------      -------------------
contracts and other agreements to which Subsidiary or Shareholder is a party and which relate to the Subsidiary:

         (a) any agreement for the lease of personal property to or from any person providing for lease payments in excess of $5,000 per annum;

         (b) any agreement for the purchase or sale of supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss, or involve consideration in excess of $5,000;

         (c)   any agreement concerning a partnership or joint venture;

         (d) any agreement under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $5,000 or under which it has imposed an Encumbrance on any of its assets;

         (e)   any agreement concerning confidentiality or noncompetition;

         (f) with respect to Subsidiary, any agreement with Shareholder and any affiliates;

         (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

         (h)   any collective bargaining agreement;

         (i) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $5,000 or providing severance benefits;

         (j) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the ordinary course of business;

         (k) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of Subsidiary; or

         (l) any other agreement, the performance of which involves consideration in excess of $5,000.

Subsidiary and Shareholder have delivered to Buyer a correct a complete copy of each written agreement listed in the DISCLOSURE SCHEDULE, each as
                                        -------------------
amended, and a written summary setting forth the terms and conditions of each oral agreement referred to in the DISCLOSURE SCHEDULE. With respect to
                                       -------------------
each such agreement: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect; (ii) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and
(iv) no party has repudiated any provision of the agreement.

         3.14  ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth
               -------------------------------------
in the DISCLOSURE SCHEDULE, since October 31, 2000:
       -------------------

         (a) Subsidiary has not sold, leased, transferred, or assigned any of its assets, other than for a fair consideration in the ordinary course of business;

         (b) neither Subsidiary nor Shareholder has entered into any agreement, contract, lease, or license with respect to Subsidiary either involving more than $5,000 or outside the ordinary course of business;

         (c) no party, including Subsidiary or Shareholder, has accelerated, terminated, modified, or cancelled any agreement, contract, lease or license with respect to Subsidiary involving more than $5,000 to which Subsidiary or Shareholder is a party or by which any of them is bound;

         (d) Subsidiary has not imposed any Encumbrance upon any of its assets;

         (e) Subsidiary has not made any capital expenditure involving more than $5,000 or outside the ordinary course of business;

         (f) Subsidiary has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other person, either involving more than $5,000 or outside the ordinary course of business;

         (g) Subsidiary has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $5,000 in the aggregate;

         (h) Subsidiary has not delayed or postponed the payment of accounts payable and other liabilities outside the ordinary course of business;

         (i) Subsidiary has not cancelled, compromised, waived, or released any right or claim either involving more than $5,000 or outside the ordinary course of business;

         (j) neither Subsidiary nor Shareholder has granted any license or sublicense of any rights under or with respect to any Intellectual Property;

         (k) there have been no changes made or authorized in the charter or bylaws of Subsidiary;

         (l) Subsidiary has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

         (m) Subsidiary has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

         (n) Subsidiary has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

         (o) Subsidiary has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the ordinary course of business;

         (p) with respect to Subsidiary, neither Subsidiary nor Shareholder has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

         (q) Subsidiary has not granted any increase in the base compensation of any of its directors, officers, and employees outside the ordinary course of business;

         (r) with respect to Subsidiary, neither Subsidiary nor Shareholder has adopted, amended, modified, or terminated any Plan, including, without limitation, any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of the Subsidiary's directors, officers, and employees;

         (s) Subsidiary has not made any other change in employment terms for any of its directors, officers, and employees outside the ordinary course of business;

         (t) Subsidiary has not made or pledged to make any charitable or other capital contribution outside the ordinary course of business other than a pledge of $1,000.00 per year (during each year) for five (5) years, commencing August 24, 2000 and ending September 30, 2004 for a youth center, as described in detail on the DISCLOSURE SCHEDULE.
                              -------------------

         (u) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the ordinary course of business involving Subsidiary; and

         (v) neither Subsidiary nor Shareholder (as applicable) has committed to any of the foregoing.

         3.15  CORPORATE RECORDS. The books of account, minute book, stock
               -----------------
record books, and other records of Subsidiary, all of which have been made available to Buyer, are complete and correct. The books of account have been maintained in accordance with RAP. The minute books of Subsidiary contain accurate and complete records of all meetings held of, and all corporate action taken by, Shareholder, the boards of directors, and committees of the boards of directors of Subsidiary, and no meeting of any such Shareholder, board of directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those minute books and records will be in the possession of Subsidiary.

         3.16  UNDISCLOSED LIABILITIES. To the best knowledge of Shareholder
               -----------------------
and Subsidiary on the date hereof and as of the Closing Date, with respect to Subsidiary, Subsidiary has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability), except for liabilities in the ordinary course of business of Subsidiary.


         3.17  ASSETS.
               ------

         (a)   TITLE TO ASSETS. Subsidiary has good and marketable title to,
               ---------------
or a valid leasehold interest in, the properties and assets used thereby, located on its premises, or shown on the Subsidiary Statements for the most recent monthly period or acquired after the date thereof, free and clear of all Encumbrances, except for properties and assets disposed of in the ordinary course of business since the date of the Subsidiary Statements for the most recent monthly period.

         (b)   TANGIBLE ASSETS. Subsidiary or Shareholder own or lease all
               ---------------
buildings, machinery, equipment, and other tangible assets necessary for the conduct of the business of Subsidiary as presently conducted. To the best knowledge of Shareholder and Subsidiary on the date hereof and as of the Closing Date, each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

         3.18  CERTAIN BUSINESS RELATIONSHIPS. None of Shareholder and its
               ------------------------------
affiliates has been involved in any business arrangement or relationship with Subsidiary within the past twelve (12) months, which constitutes a transaction under either Section 23A or 23B of the Federal Reserve Act, as amended, and none of Shareholder and its affiliates owns any asset which is used in the business of Subsidiary.

         3.19  EMPLOYEES. Subsidiary's Management (as defined in Section
               ---------
10.11) has no actual knowledge after due investigation and inquiry of any executive, key employee, or group of employees having any plans to terminate employment with Subsidiary. With respect to Subsidiary, neither Subsidiary nor Shareholder is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. With respect to Subsidiary, neither Subsidiary nor Shareholder has committed any unfair labor practice. Subsidiary's Management has no actual knowledge after due investigation and inquiry of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Subsidiary.

         3.20  BROKERS' AND FINDERS' FEES. Except as set forth in the
               --------------------------
DISCLOSURE SCHEDULE, neither Subsidiary nor Shareholder has not incurred any
- -------------------
liability for brokerage commissions, finders' fees, or like compensation with respect to the transactions contemplated hereby.

         3.21  REAL PROPERTY.
               -------------

         (a)   The DISCLOSURE SCHEDULE lists and describes all real property
                   -------------------
that Subsidiary or Shareholder with respect to Subsidiary owns. With respect to each such parcel of owned real property:

               (i) the identified owner has good and marketable title to the parcel of real property, free and clear of any Encumbrance, easement, covenant, or other restriction, except for installments of general real estate Taxes and special assessments not yet due and payable and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto;

               (ii) there are no pending or, to the best knowledge of Shareholder and Subsidiary on the date hereof and as of the Closing Date, threatened condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters affecting adversely the current use, occupancy, or value thereof;

               (iii) the legal description for the parcel contained in the deed thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws, and ordinances and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications, and do not encroach on any easement which may burden the land, and the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any area designated as a "special flood hazard area" by Federal Emergency Management Agency or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

               (iv) all facilities have received all approvals of Regulatory Authorities and other persons (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

               (v) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property;

               (vi) there are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein;

               (vii) there are no parties (other than Subsidiary or Shareholder with respect to Subsidiary) in possession of the parcel of real property, other than tenants under any leases disclosed in the DISCLOSURE SCHEDULE who are in possession of space to which
             -------------------
         they are entitled;

               (viii) all facilities located on the parcel of real property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules, and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefitting the parcel of real property;

               (ix) each parcel of real property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefitting the parcel of real property, and access to the property is provided by paved public right-of-way with adequate curb cuts available; and

               (x) the buildings and building mechanical systems such as electrical, mechanical, heating and air conditioning systems located on the real property are in operating condition and repair, and there are no defects in the structural components comprising such buildings and building mechanical systems located thereon or therein that in the aggregate with respect to all real property are likely to have a material adverse effect.

         (b)   The DISCLOSURE SCHEDULE lists and describes all real property
                   -------------------
leased or subleased to Subsidiary of Shareholder with respect to Subsidiary. Subsidiary and Shareholder have delivered to Buyer correct and complete copies of the leases and subleases listed in the DISCLOSURE SCHEDULE. With
                                                 -------------------
respect to each such lease and sublease:

               (i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

               (ii) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby without the need to obtain the consent of the landlord or any other party to such lease or sublease;

               (iii) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time or both, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (iv) no party to the lease or sublease has repudiated any provision thereof;

               (v) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

               (vi) with respect to each sublease, the representations and warranties set forth in subsections (i) through (v) above are true and correct with respect to the underlying lease;

               (vii) neither Subsidiary nor Shareholder has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

               (viii) all facilities leased or subleased thereunder have received all approvals (including licenses and permits) of Regulatory Authorities and other persons required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations; and

               (ix) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities.

                                 ARTICLE IV
                            PRE-CLOSING COVENANTS

         4.1 The parties hereto agree as follows with respect to the period between the date of this Agreement and the Closing Date.

         (a)   GENERAL. Each of the parties hereto will use its best efforts
               -------
to take all action and to do all things necessary or advisable in order to consummate the transactions contemplated hereby.

         (b)   OPERATION OF BUSINESS. Shareholder will neither cause nor
               ---------------------
permit Subsidiary to and Subsidiary will not engage in any practice, take any action, or enter into any transaction outside the ordinary course of business of Subsidiary. Without limiting the generality of the foregoing, Shareholder will neither cause nor permit Subsidiary to and Subsidiary will not engage in any practice, take any action, or enter into any transaction of the sort described in Section 3.14. For purposes of this covenant, any DISCLOSURE SCHEDULE relating to Section 3.14 will be disregarded.
- -------------------

         (c)   PRESERVATION OF BUSINESS. Shareholder will cause Subsidiary to
               ------------------------
and Subsidiary will use its best efforts to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

         (d)   FULL ACCESS. Shareholder will permit and will cause Subsidiary
               -----------
to and Subsidiary will permit representatives of Buyer to have full access to all premises, properties, personnel, books, records, including Tax records, contracts, and documents of or pertaining to Subsidiary, to Shareholder with respect to Subsidiary, and to Shareholder's Group in connection with Subsidiary.

         (e)   NOTICE OF DEVELOPMENTS. Each party hereto will give prompt
               ----------------------
written notice to the others of any fact, circumstance or condition that causes or constitutes a breach of any representation and warranty of that party given on the date of this Agreement if any party becomes aware of the occurrence after the date of this Agreement of any fact, circumstance or condition that would cause or constitute a breach of any such representation and warranty had such representation and warranty been made as of the time of occurrence or discovery of such fact, circumstance or condition.

         (f)   DISPOSITION OF THE SHARES. Shareholder will not sell,
               -------------------------
transfer, pledge or otherwise dispose of any of the Shares without the prior written consent of Buyer.

         (g)   EXCLUSIVITY. Neither Subsidiary nor Shareholder may (i)
               -----------
solicit, initiate, or encourage the submission of any proposal or offer from any person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of Subsidiary, including any acquisition structured as a merger, consolidation, or share exchange or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. Subsidiary and Shareholder will notify Buyer immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

         (h)   TITLE INSURANCE. Shareholder will or will with respect to
               ---------------
Subsidiary cause Subsidiary to and Subsidiary will obtain the following title insurance commitments, policies, and riders in preparation for the Closing with respect to each parcel of real estate that Subsidiary or Shareholder with respect to Subsidiary owns, an ALTA Owner's Policy of Title Insurance Form 1970 (or equivalent policy reasonably acceptable to Buyer if the real property is located in a state in which an ALTA Owner's Policy of Title Insurance Form 1970 is not available) issued by a title insurer satisfactory to Buyer (and, if requested by Buyer, reinsured in whole or in part by one or more insurance companies and pursuant to a direct access agreement acceptable to Buyer), in such amount as Buyer may determine to be the fair market value of such real property (including all improvements located thereon), insuring title to such real property to be in Subsidiary as of the Closing (subject only to the title exceptions described the DISCLOSURE SCHEDULE. Each title insurance policy delivered under the
- -------------------
foregoing paragraph will (i) insure title to the real property and all recorded easements benefitting such real property, (ii) contain an "extended coverage endorsement" insuring over the general exceptions contained customarily in such policies, (iii) contain an ALTA Zoning Endorsement 3.1 (or equivalent), (iv) contain an endorsement insuring that the real property described in the title insurance policy is the same real estate as shown on the Survey (as defined in Section 4.1(i)) delivered with respect to such property, (v) contain an endorsement insuring that each street adjacent to the real property is a public street and that there is direct and unencumbered pedestrian and vehicular access to such street from the real property, (vi) contain an inflation endorsement providing for annual adjustments in the amount of coverage corresponding to the annual percentage increase, if any, in the United States Department of Commerce Composite Construction Cost Index, (vii) if the real property consists of more than one record parcel, contain a "contiguity" endorsement insuring that all of the record parcels are contiguous to one another, and (viii) contain a "non-imputation" endorsement to the effect that title defects known to the officers, directors, and stockholders of the owner prior to the Closing will not be deemed "facts known to the insured" for purposes of the policy. Each such title insurance policy also will include easements, if any, for the benefit of the real property described therein and subject only to the permitted title exceptions. If any title insurance policy delivered pursuant to this Section or any Survey delivered pursuant hereto discloses title exceptions other than the matters set forth or any other defects or matters which Buyer reasonably concludes might, if not insured over to Buyer's satisfaction, cause title to such real property to be unmarketable or otherwise prevent or materially interfere with the Buyer's ability to use the real property covered thereby in the same manner in which it has been used prior to Closing in the conduct of the business of Subsidiary (an "Unpermitted Exception"), Buyer will so notify Subsidiary or Shareholder
 ---------------------
within fifteen (15) days after the latest to be delivered of the title insurance policy, the recorded documents disclosed therein, or the Survey for each such site, including with such notice a request for such Buyer upon review of the title insurance policy and Survey or otherwise required by this Agreement to ensure that the designee has good, marketable and insurable title to each site included within the real property, free and clear of all Encumbrances other than the matters set forth in the DISCLOSURE
                                                                  ----------
SCHEDULE. Upon receipt of such notice, Subsidiary or Shareholder will have
- --------
until Closing, if necessary, to have such Unpermitted Exceptions cleared, or to have the title insurer commit to insure against loss or damage that may be occasioned by such Unpermitted Exceptions by an endorsement to the title insurance policy for such site ("Insurance Over") in form and substance
                                 --------------
satisfactory to Buyer. If the Unpermitted Exceptions are not removed or Insurance Over the Unpermitted Exceptions are not obtained, Buyer may elect to exercise any or all of its rights or remedies provided in this Agreement, including, without limitation, not being obligated to consummate the transactions contemplated by this Agreement pursuant to Section 6.1(d). Any cost incurred under this Section will not reduce the Purchase Price.

         (i)   SURVEYS. With respect to each parcel of real property that
               -------
Subsidiary or Shareholder with respect to Subsidiary owns, leases, or subleases, and as to which a title insurance policy is to be procured pursuant to Section 4.1(h), Shareholder with respect to Subsidiary will or will cause Subsidiary to and Subsidiary will procure in preparation for the Closing a current survey of the real property certified to Buyer, prepared by a licensed surveyor and conforming to current ALTA Minimum Detail Requirements for Land Title Surveys, disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines, and other matters shown customarily on such surveys, and showing access affirmatively to public streets and roads (the "Survey"). The Survey will
                                                ------
not disclose any survey defect or encroachment from or onto the real property which has not been cured or insured over prior to the Closing. Any cost incurred under this Section will not reduce the Purchase Price.

         (j)   EMPLOYEE MATTERS. Subsidiary or Shareholder will notify in
               ----------------
writing all employees of Subsidiary (collectively, the "Employees") about
                                                        ---------
the transactions contemplated hereby and that effective on the day following the Closing Date, Buyer may offer to employ such of the Employees as in its sole discretion it so elects on terms and conditions of employment established by Buyer. To the extent required by law or by its own policies and practices, Subsidiary or Shareholder will pay all payroll, unemployment and other Taxes, vacation and sick pay, severance benefits, and other charges, claims or obligations arising out of the employment of the Employees, whether arising before, on or after the Closing Date, and Buyer will not be liable for any such charges, claims or obligations.

         (k)   TRANSFER OF DATA. Subsidiary and Shareholder acknowledge that
               ----------------
Buyer will manually convert all of the account data relating to the Subsidiary. Subsidiary and Shareholder will cooperate and work with Buyer to complete the tasks required to facilitate the conversion of such account data. Such tasks include, but are not limited to, providing Buyer with reports and other items as are necessary to complete the conversion process and related testing procedures. Within thirty (30) days after the date hereof and again on the Closing Date, Subsidiary and Shareholder will provide Buyer, at their sole expense, with reports and related documentation and account information for Subsidiary in a format acceptable to Buyer. Subsidiary and Shareholder agree to reasonably cooperate in resolving any conversion-related issues arising from the conversion following the Closing Date. The Agreement dated May 4, 1998 with respect to software and with respect to data processing services between Shareholder and Fiserve Solutions, Inc. ("Fiserve") will
                                                           -------
remain the sole responsibility of Shareholder. If Buyer utilizes any data processing services of Fiserve for conversion purposes, then any costs for Fiserve's services therefor up to $10,000.00 will be the sole responsibility of Shareholder, and any costs for Fiserve's services therefor over $10,000.00 will be the sole responsibility of Buyer.

         (l)   ENVIRONMENTAL MATTERS. As set forth in the DISCLOSURE
               ---------------------                      ----------
SCHEDULE, Subsidiary and Shareholder, at their sole expense, have obtained a
- --------
Phase I environmental assessment for the real estate described in Section 3.21, conducted by an independent environmental consultant reasonably acceptable to Buyer. An oral report of such environmental assessment has been delivered to Buyer and a written report has been delivered to Buyer. Subsidiary and Shareholder, at their sole expense, have obtained a Phase II environmental assessment, conducted by an independent environmental consultant selected by Buyer and reasonably acceptable to Subsidiary and Shareholder, for the real estate.

         (m)   REQUIRED APPROVALS. As soon as practicable after the execution
               ------------------
of this Agreement, the parties hereto will, at their own respective expense, prepare and submit for filing any and all applications, filings, and registrations with, and notifications to, all Regulatory Authorities and other persons required on the part of each respective party for the transactions described in this Agreement to be consummated. Thereafter, the parties will file such supplements, amendments, and additional information in connection therewith as may be reasonably necessary for the transactions contemplated hereby to be consummated. Each party will deliver to the other, after the filing thereof, copies of each and all of such applications, filings, registrations, and notifications for which such party is principally responsible (except for any portions thereof containing confidential information relating to the principally responsible party and so marked as confidential), and any supplement, amendment, or item of additional information in connection therewith (except for any portions thereof containing confidential information relating to the principally responsible party and so marked as confidential). Each party will also deliver promptly to the other a copy of each material notice, order, opinion, and other item of correspondence received by such party from such Regulatory Authorities and other persons (except for any portions thereof containing confidential information relating to the principally responsible party and so marked as confidential) and will advise the other party, at the other party's request, of developments and progress with respect to such matters.

         (n)   FINANCIAL STATEMENTS; REPORTS. Shareholder and Subsidiary will
               -----------------------------
deliver to Buyer not later than thirty (30) days after the end of any fiscal year and fiscal quarter, Subsidiary's unaudited financial statements for the fiscal period then ended prepared in conformity with RAP, and all other reports filed by Subsidiary or Shareholder relating to Subsidiary with all Regulatory Authorities and other persons within three (3) business days of the filing of any such report.

         (o)   PRESS RELEASES. At all times prior to the Closing Date, each
               --------------
party hereto will mutually agree with the other parties prior to the issuance of any press release or other information to any person for general circulation with respect to this Agreement or the transactions contemplated hereby.

         (p)   EMPLOYEE BENEFITS MATTERS.
               -------------------------

               (i)     BUYER'S EMPLOYEE BENEFIT PLANS. Employees of
                       ------------------------------
         Subsidiary employed by Buyer immediately after the Closing Date will be eligible for participation in employee benefit plans available to other similarly situated employees of Buyer. Service of any such Employee completed with Subsidiary prior to the Closing Date will be credited for purposes of eligibility and vesting in the plans of Buyer, but not for purposes of benefit accrual. If such Employees are covered by medical and dental plans of Buyer after the Closing Date, Buyer will waive, and will cause the relevant insurance carriers and other persons to waive, all restrictions and limitations for any medical condition existing as of the Closing Date affecting any such Employee or their eligible dependants for the purpose of any such plans, but only to the extent that such condition would be covered by the relevant Subsidiary or Shareholder, as applicable, medical or dental plan immediately before Closing. Each such Employee's coverage under a group health plan of Buyer will credit such Employee towards the deductibles and out of pocket limits imposed under the group medical, dental and vision plans of the Buyer, for the year during which the Closing Date occurs, with any deductibles already incurred during such year under the relevant group medical, dental or vision plan of Subsidiary or Shareholder, as applicable.

               (ii)    BUYER'S SEVERANCE PLAN. Buyer may, before Closing,
                       ----------------------
         identify Employees who will be terminated on the Closing Date, and Shareholder and Subsidiary will cause such Employees to be terminated as of the Closing Date. Shareholder will be liable for all severance and outplacement benefits payable to such Employees pursuant to any Plan of Shareholder or Subsidiary.

         (q)   HOME MORTGAGE DISCLOSURE ACT. Subsidiary and Shareholder will
               ----------------------------
cause the information contained in the loan/application register thereof required by the Board of Governors of the Federal Reserve System's Regulation C pursuant to the Home Mortgage Disclosure Act, as amended, to be complete and correct thereof and to accurately reflect all applicable housing-related lending activity transacted thereby during calendar year 2000 (the "LAR"). Subsidiary and Shareholder, at their sole expense, have
           ---
engaged Professional Bank Services, Incorporated to attest in writing to Shareholder, and which will be made available to Buyer for review as promptly as practicable after the receipt by Shareholder thereof, to the completeness, correctness and accuracy of the information contained in the LAR. If the Closing Date occurs on or after March 1, 2001, Subsidiary will cause the LAR to be timely submitted in the appropriate form to the Board of Governors of the Federal Reserve System.

         (r)   TAX MATTER.  Section 9.1(g) sets forth this covenant.
               ----------

         (s)   BANK MERGER. Subsidiary will enter into an agreement with
               -----------
Buyer for, and take all of the actions necessary and desirable to cause, the merger of Subsidiary with and into Buyer, with Buyer as the surviving financial institution (the "Bank Merger") to be effective on the Closing
                            -----------
Date, immediately after the consummation of the Acquisition. The agreement pursuant to which the Bank Merger will be effected will provide, in addition to customary terms and conditions for such a bank merger, that the obligations of Subsidiary are conditioned on the immediate prior consummation on the same date as the Acquisition pursuant to this Agreement. The transactions contemplated hereby include both the Acquisition and the Bank Merger.

         (t)   AUDIT. Shareholder will cause the financial statements of
               -----
Subsidiary to be audited as of and for the year ended December 31, 2000 (collectively, the "Audited Subsidiary Financial Statements") by Larsson,
                    ---------------------------------------
Woodyard & Henson LLP, its independent public accountants ("Shareholder's
                                                            -------------
Accountants"), at the sole cost of Shareholder. Not later than March 1,
- -----------
2001, Shareholder's Accountants will deliver the Audited Subsidiary Financial Statements and related work papers of Subsidiary to Buyer and Buyer's independent public accounts, KPMG LLP ("Buyer's Accountants"), at
                                                -------------------
the sole cost of Buyer, for approval within thirty (30) days following such delivery. Buyer and Buyer's Accountants expressly reserve the right to consult with Shareholder, Subsidiary and Shareholder's Accountants regarding the conduct and scope of the audit, including, without limitation, the analysis of work papers and audit differences noted by Shareholder's Accountant in its audit. Unless Buyer gives Shareholder notice of objection within thirty (30) days following delivery of the Audited Subsidiary Financial Statements and related work papers of Subsidiary, the Audited Subsidiary Financial Statements will be deemed to be approved thereby. If Buyer, in its sole and absolute discretion, timely gives Shareholder such notice of objection, then Buyer will have no obligation to consummate the transactions contemplated by this Agreement.

         (U)   BUILDINGS. Within ten (10) business days of the date of this
               ---------
Agreement, Buyer or any designee thereof will have the right to inspect all buildings necessary for the conduct of the business of Subsidiary as presently conducted. Any costs associated with such investigation will be borne by Buyer. If the results of such investigation are not satisfactory to Buyer, in its discretion, then Buyer may elect the remedy of not being obligated to consummate the transactions contemplated by this Agreement pursuant to Section 6.1(i).

                                  ARTICLE V
                           POST-CLOSING COVENANTS

         5.1 The parties hereto agree as follows with respect to the period following the Closing Date.

         (a)   GENERAL. In case at any time after the Closing any further
               -------
action is necessary to carry out the purposes of this Agreement, each party hereto will take such further action, including the execution and delivery of such further instruments and documents as any other party reasonably may request, all at the sole cost and expense of the requesting party.

         (b)   TRANSITION. Neither Subsidiary nor Shareholder will take any
               ----------
action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of Subsidiary from maintaining the same business relationships with Subsidiary or Buyer after the Closing as it maintained with Subsidiary or Shareholder with respect to Subsidiary prior to the Closing. Subsidiary and Shareholder will refer all customer inquiries relating to business of Subsidiary to Buyer from and after the Closing.

         (c)   BANK MERGER. Subsidiary will take all of the actions necessary
               -----------
and desirable to cause the Bank Merger to be effective on the Closing Date, immediately after the consummation of the Acquisition.

         (d)   TAX MATTER.  Section 9.1(g) sets forth this covenant.
               ----------

                                 ARTICLE VI
                                 CONDITIONS

         6.1   CONDITIONS TO THE OBLIGATIONS OF BUYER.  The obligation of
               --------------------------------------
Buyer to consummate the transactions contemplated by this Agreement are subject to satisfaction of the following conditions:

         (a) All of the representations and warranties made by Subsidiary and Shareholder in this Agreement and in any documents or certificates provided by Subsidiary or Shareholder to Buyer in connection with the transactions contemplated hereby will have been true and correct in all material respects as of the date of this Agreement and on the Closing Date as though made on and as of the Closing Date.

         (b) Subsidiary and Shareholder will have performed and complied with all their agreements and covenants hereunder through the Closing Date, in all material respects with respect to all agreements and covenants (other than Section 4.1(q) and Section 4.1(t)), and in all respects with respect to
Section 4.1(q) and Section 4.1(t).

         (c) No action, suit, or proceeding will be pending or threatened before any Regulatory Authority or other person wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of the Buyer to own the Shares and to control Subsidiary, or (iv) affect adversely the right of Subsidiary to own its assets and to operate its businesses and no such injunction, judgment, order, decree, ruling, or charge will be in effect.

         (d) Shareholder and Subsidiary will have procured all of the title insurance commitments, policies, and riders specified in Section 4.1(h), and all of the Surveys specified in Section 4.1(i).

         (e) Buyer will have received certificates signed by the President and Chief Executive Officer of each of Subsidiary and Shareholder, dated the Closing Date, certifying that the conditions set forth in Section 6.1(a) and
Section 6.1(b) hereof have been satisfied in all respects.

         (f)   The parties hereto will have received all Regulatory
Approvals.

         (g) Subsidiary and Shareholder will have delivered to Buyer the items listed on EXHIBIT 6.1(g) attached hereto at the Closing.
                --------------

         (h) Between the date of this Agreement and the Closing Date, the business of Subsidiary will have been conducted in the ordinary course consistent in all respects with prudent banking practices, and there will not have occurred any material adverse change or any condition, event, circumstance, fact or occurrence that may reasonably be expected to result in a material adverse change in the business, properties, financial condition, loan portfolio, operations or prospects of Subsidiary.

         (i) Buyer must be reasonably satisfied with the results of its environmental, tax (including, without limitation, all legal and accounting aspects thereof) and building inspection (pursuant to Section 4.1(u)) due diligence.

         6.2   CONDITIONS TO THE OBLIGATIONS OF SUBSIDIARY AND SHAREHOLDER.
               -----------------------------------------------------------
The obligations of each of Subsidiary and Shareholder to consummate the transactions contemplated hereby are subject to satisfaction of the following conditions:

         (a) All of the representations and warranties made by Buyer in this Agreement and in any documents or certificates provided by Buyer to Subsidiary and Shareholder in connection with the transactions contemplated hereby will have been true and correct in all material respects as of the date of this Agreement and on the Closing Date as though made on and as of the Closing Date.

         (b) Buyer will have performed and complied in all material respects with all its agreements and covenants hereunder through the Closing Date.

         (c) No action, suit, or proceeding will be pending or threatened before any Regulatory Authority or other person wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of the Buyer to own the Shares and to control Subsidiary, or (iv) affect adversely the right of Subsidiary to own its assets and to operate its businesses and no such injunction, judgment, order, decree, ruling, or charge will be in effect.

         (d) Subsidiary and Shareholder will have received a certificate signed by the President and Chief Executive Officer of Buyer, dated the Closing Date, certifying that the conditions set forth in Section 6.2(a) and
Section 6.2(b) have been satisfied in all respects.

         (e) Buyer will have delivered to Subsidiary and Shareholder the items listed on EXHIBIT 6.2(e) attached hereto at the Closing.
                --------------

                                 ARTICLE VII
                                 TERMINATION

         7.1   TERMINATION. Except with respect to Section 7.1(c), this
               -----------
Agreement may be terminated at any time prior to the Closing Date by giving written notice to the other parties specifying the basis for such termination:

         (a) By mutual written consent of Buyer, Subsidiary and Shareholder;

         (b) By any party hereto if there will have been a final judicial or regulatory determination (as to which all periods for appeal will have expired and no appeal will be pending) that any material provision of this Agreement is illegal, invalid or unenforceable (unless the enforcement thereof is waived by the affected party) or denying any Regulatory Approval upon which any party's obligations hereunder is conditioned;

         (c) By Buyer by giving written notice to Subsidiary and Shareholder if Subsidiary or Shareholder has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Buyer has notified them of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or if the Closing will not have occurred on or before May 1, 2001 by reason of the failure to satisfy any condition hereunder unless the failure results primarily from Buyer breaching any representation, warranty, or covenant contained in this Agreement; or

         (d) By Subsidiary or Shareholder by giving written notice to the Buyer if Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Subsidiary or Shareholder has notified Buyer of the breach, and the breach has continued without cure for a period of (30) days after the notice of breach or if the Closing will not have occurred on or before May 1, 2001 by reason of the failure to satisfy any condition hereunder unless the failure results primarily from Subsidiary or Shareholder breaching any representation, warranty, or covenant contained in this Agreement.

         7.2   EFFECT OF TERMINATION; SURVIVAL.
               -------------------------------

         (a)   If Buyer wilfully terminates this Agreement, or

         (b) if either Subsidiary or Shareholder wilfully terminates this Agreement,

then in the case of Section 7.2(a), Buyer will pay to Shareholder, or in the case of Section 7.2(b), Shareholder will pay to Buyer, an amount equal to $50,000 in cash by wire transfer or in immediately available funds within three (3) days prior to, and as a pre-condition to effectiveness of, termination of this Agreement. Notwithstanding the preceding sentence, in the event of termination of this Agreement as provided in Section 7.1, this Agreement will forthwith become null and void and no further force and effect except that the agreements contained in Section 10.12 and Section 10.14 hereof will survive the termination hereof.

                                ARTICLE VIII
                               INDEMNIFICATION

         8.1   REMEDIES FOR BREACHES OF THIS AGREEMENT.
               ---------------------------------------

         (a)   SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the
               ------------------------------------------
representations and warranties of the parties hereto contained in this Agreement will survive the Closing, except that the following representations and warranties will survive the Closing (even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing): (i) Section 3.3, Section 3.6,
Section 3.8 and Section 3.12 will continue in full force and effect for a period of two (2) years after the Closing Date, (ii) Section 3.4, Section
3.5 and Section 3.11 will continue in full force and effect for a period of eighteen (18) months after the Closing Date and (iii) Section 3.10 and
Section 3.16 will continue in full force and effect for a period terminating upon the earlier to occur of eighteen (18) months after the Closing Date or the consummation of the acquisition of all the capital stock of, all or substantially all of the assets of, or the acquisition by merger, consolidation or share exchange of, or the dissolution or liquidation of, Shareholder and all subsidiaries of Shareholder, all subject to any applicable statute of limitations.

         (b)   INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER.
               ---------------------------------------------------

               (i) If Subsidiary or Shareholder breaches any of their respective representations, warranties, or covenants contained herein and set forth in Section 8.1(a) above and if Buyer makes a written claim for indemnification against Shareholder within the applicable survival period, then Shareholder agrees to indemnify the Buyer from and against the entirety of any loss the Buyer may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach or the alleged breach.

               (ii) Shareholder agrees to indemnify Buyer from and against the entirety of any loss Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any liability of Shareholder's Group for any Taxes of Shareholder with respect to any Tax year or portion thereof ending on or before the Closing Date or for any Tax year beginning before and ending after the Closing Date to the extent allocable and to the extent such Taxes are not reflected in the reserve for Tax liability shown on the face of the Subsidiary Statements for the most recent monthly period.

         (c)   INDEMNIFICATION PROVISIONS FOR BENEFIT OF SHAREHOLDER. If
               -----------------------------------------------------
Buyer breaches any of its representations, warranties, and covenants contained herein, and Shareholder makes a written claim for indemnification against the Buyer within the applicable survival period, then Buyer agrees to indemnify Shareholder from and against the entirety of any loss Shareholder may suffer through and after the date of the claim for indemnification (including any loss Shareholder may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach or the alleged breach.

         (d)   MATTERS INVOLVING THIRD PARTIES. If any third party notifies
               -------------------------------
any party hereto (the "Indemnified Party") with respect to any matter (a
                       -----------------
"Third Party Claim") which may give rise to a claim for indemnification
 -----------------
against any other party (the "Indemnifying Party"), each of the Indemnified
                              ------------------
Party and the Indemnifying Party submits to the jurisdiction of any state or federal court sitting in Coles County, Illinois, in any action or proceeding relating to any Third Party Claim and agrees that all claims in respect of such action or proceeding may be heard and determined in any such court. Each of the Indemnified Party and the Indemnifying Party also agrees not to bring any action or proceeding relating to any Third Party Claim in any other court. Each of the Indemnified Party and the Indemnifying Party waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required with respect thereto.

         (e)   OTHER INDEMNIFICATION PROVISIONS. The foregoing
               --------------------------------
indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any party hereto may have.

                                 ARTICLE IX
                                 TAX MATTERS

         9.1.  (a)     TAX MATTERS. The following provisions will govern the
                       ------------
allocation of responsibility between Buyer and Shareholder for certain Tax matters following the Closing Date:

               (i) Shareholder will (A) join Buyer in making the election permitted to be made under Section 338(h)(10) of the Code and any corresponding or similar provisions of state or local law (collectively, the "Section 338(h)(10) Election"), (B) cooperate
                             ---------------------------
         with Buyer to take all actions necessary to effect and preserve timely such Section 338(h)(10) Election in accordance with Treasury Regulation Section 1.338(h)(10)-1 (and, any comparable provisions of state and local law and any successor provisions thereto) and
         (C) take no position, inconsistent with treating the purchase and sale of the Shares as a Section 338(h)(10) Election. Shareholder will assist Buyer in the preparation of Form 8023 and any accompanying schedules required under Section 338(h)(10) of the Code and any corresponding or similar provisions of state or local law. Shareholder agrees that Buyer may make any determination or election required or permitted to be made in connection with the
         Section 338(h)(10) Election. Shareholder will execute Form 8023 and any accompanying schedules and such other documents or forms at the Closing or at such other time as Buyer may request or as required by the Code in order to effectuate the Section 338(h)(10) Election. Buyer and Shareholder will file all Tax returns in a manner consistent with the Section

         338(h)(10) Election, Form 8023 and any accompanying schedules and such other documents and forms as are requested by Buyer to effectuate the Section 338(h)(l0) Election.

               (ii) Shareholder will pay any Tax attributable to the making of the Section 338(h)(10) Election and will indemnify Buyer and Subsidiary for any loss arising out of the failure to pay such Tax. Shareholder will also pay any state, local or foreign Tax and indemnify Buyer and Subsidiary against any loss arising out of any failure to pay such Tax attributable to the Section 338(h)(10) Election or to an election or deemed election under state, local or foreign law similar to the election under Section 338(g) of the Code which results from the making of the Section 338(h)(10) Election. Shareholder will indemnify and hold harmless Buyer and Subsidiary in respect of losses resulting from the Section 338(h)
         (10) Election being finally determined or agreed by the parties hereto to be invalid or unavailable due to Subsidiary not being a member of the selling consolidated group before the purchase and sale of the Shares, as that term is defined in Section 338(h)(10)(B) of the Code.

               (iii) Prior to the Closing, Buyer and Shareholder will agree upon the allocation of the Purchase Price among the assets of Subsidiary for purposes of preparing a properly completed Form 8023 and any comparable form required under state or local law and will set forth such allocation on a statement attached hereto (the "Allocation Statement"). If Buyer and Shareholder are unable to
          --------------------
         agree upon such allocation for purposes of the Allocation Statement within thirty (30) days, then the issues in dispute will be submitted to Ernst & Young LLP, certified public accountants (the "Accountants"), for resolution. If issues in dispute are submitted
          -----------
         to the Accountants for resolution, (A) each such party will furnish to the Accountants such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the such allocation or the Allocation Statement and to discuss such allocation or the Allocation Statement with the Accountants; (B) such allocation and the Allocation Statement will be determined and set forth in a notice delivered to both parties by the Accountants and will be binding and conclusive on such parties; and (C) Buyer and Shareholder will each bear 50% of the fees of the Accountants in connection with the foregoing. Buyer and Shareholder will report the Tax consequences of the transactions contemplated by this Agreement in a manner consistent with the Allocation Statement and will not take any position inconsistent therewith.


         (b)   TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE. Shareholder
               ------------------------------------------------
will prepare or cause to be prepared and file or cause to be filed all Tax returns for all periods ending on or prior to the Closing Date which are filed after the Closing Date other than income Tax returns with respect to periods for which a consolidated income Tax return of Shareholder's Group will include the operations of Subsidiary. Shareholder will permit Buyer to review and comment on each such Tax return described in the preceding sentence prior to filing. Shareholder will reimburse Buyer for Taxes of Subsidiary with respect to such periods within fifteen (15) days after payment by Buyer or

Subsidiary of such Taxes, to the extent such Taxes are not reflected in the reserve for Tax liability shown on the Subsidiary's internal unaudited financial statements as of the Closing Date.

         (c)   TAX PERIODS BEGINNING BEFORE AND ENDING AFTER THE CLOSING
               ---------------------------------------------------------
DATE. Buyer will prepare or cause to be prepared and file or cause to be
- ----
filed any Tax returns of the Subsidiary for Tax periods which begin before the Closing Date and end after the Closing Date. Shareholder will pay to Buyer within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such taxable period ending on the Closing Date to the extent such Taxes are not reflected in the reserve for Tax liability shown on the Subsidiary's internal unaudited financial statements as of the Closing Date. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date will (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and
(y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date will be taken into account as though the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations will be made in a manner consistent with prior practice of Shareholder Group.

         (d)   COOPERATION ON TAX MATTERS.
               --------------------------

               (i) The parties hereto will cooperate fully, as and to the extent reasonably requested by any other party, in connection with the filing of Tax returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation will include the retention and (upon any other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Subsidiary and Shareholder agree (A) to retain all books and records with respect to Tax matters pertinent to Subsidiary relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Regulatory Authority, and (B) to give the other parties reasonable written notice prior to transferring, destroying or discarding any such books and records and, if any other party so requests, Subsidiary or Shareholder, as the case may be, will allow the other party to take possession of such books and records.

               (ii) Buyer and Shareholder further agree, upon request, to use their best efforts to obtain any certificate or other document from any Regulatory Authority or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

               (iii) Buyer and Shareholder further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

         (e)   TAX SHARING AGREEMENTS. All Tax sharing agreements or similar
               ----------------------
agreements with respect to or involving Subsidiary will be terminated as of the Closing Date and, after the Closing Date, Subsidiary will not be bound thereby or have any liability thereunder.

         (f)   CERTAIN TAXES. All Taxes and fees (including any penalties and
               -------------
interest) incurred in connection with this Agreement will be paid by Shareholder when due, and Shareholder will, at its own expense, file all necessary Tax returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer will, and will cause its affiliates to, join in the execution of any such Tax returns and other documentation.

         (g)   TAX MATTER. Shareholder, on or before the Closing Date, agrees,
               ----------
at its sole expense, to prepare and, after reviewed and approved by Buyer's accountant, file with the appropriate Regulatory Authority amended Tax returns for prior Tax periods for which Tax returns were required and have been filed, properly reporting the acquisition of the stock of Subsidiary by Shareholder in 1998 as an acquisition of stock for which no election under Code Section 338(h)(10) was made and to pay all resulting Tax deficiencies, interest and penalties due as a result of the filing of such amended Tax returns.

                                  ARTICLE X
                             GENERAL PROVISIONS

         10.1  NOTICES. All notices, requests, demands and other
               -------
communications hereunder will be in writing and will be deemed duly given to any party hereto (a) upon delivery to the address of the party or parties as specified below if delivered in person or by courier or if sent by certified or registered mail (return receipt requested), (b) upon dispatch if transmitted by facsimile and such transmission is confirmed successfully by the transmitting machine, in each case addressed as follows:

         (a)   IF TO BUYER:            First Mid-Illinois Bank & Trust, N.A.
                                       1515 Charleston Avenue
                                       Mattoon, Illinois 61938
                                       Attn.:  William S. Rowland, Chairman
                                       Telephone: (217) 258-0401
                                       Facsimile: (217) 258-0485

               WITH A COPY TO:         Schiff Hardin & Waite
                                       6600 Sears Tower
                                       Chicago, Illinois 60606
                                       Attn.:  Gary L. Mowder
                                       Telephone: (312) 258-5514
                                       Facsimile: (312) 258-5700

         (b)   IF TO SUBSIDIARY:       American Bank of Illinois
                                       12616 State Route 143
                                       Highland, Illinois 62249
                                       Attn.:  Karl Tauber, President
                                       Telephone: (618) 654-1111
                                       Facsimile: (618) 654-2110

         (c)   IF TO SHAREHOLDER:      Community Financial Corp.
                                       240 East Chestnut
                                       Olney, Illinois 62450
                                       Attn.: Wayne H. Benson, President and
                                              Chief Executive Officer
                                       Telephone: (618) 395-8676
                                       Facsimile: (618) 392-4619

               WITH A COPY TO:         Thompson Coburn LLP
                                       One Firstar Plaza
                                       St. Louis, Missouri 63101
                                       Attn.: Gerard Sandweg
                                       Telephone: (314) 552-6104
                                       Facsimile: (314) 552-7104

or to such other address as any party hereto may designate any written notice in the aforesaid manner.

         10.2  APPLICABLE LAW. This Agreement will be construed and
               --------------
interpreted according to the laws of the State of Illinois without regard to conflicts of laws principles thereof, except to the extent that the federal laws of the United States apply.

         10.3  ASSIGNABILITY; BINDING EFFECT. This Agreement may be assigned
               -----------------------------
by Buyer to any affiliate thereof, but not by Subsidiary or Shareholder. This Agreement will inure to the benefit of and be binding upon the respective successors and any permitted assigns of the parties hereto.

         10.4  ENTIRE AGREEMENT. This Agreement and other documents delivered
               ----------------
or to be delivered pursuant to this Agreement contain or will contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all previous oral and written agreements among the parties relating thereto.

         10.5  EXTENSION; WAIVER. At any time, the parties hereto may extend
               -----------------
the time for the performance of any of the obligations or other acts of any other party, waive any inaccuracies in the representations and warranties contained in this Agreement and waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party hereto to any such extension or waiver will be valid only if set forth in an instrument signed on behalf of such party. The waiver by any party hereto of a breach of any provision hereunder will not operate to be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         10.6  AMENDMENT. This Agreement may be amended, modified, or
               ---------
supplemented only by the prior written agreement of the parties hereto.

         10.7  REMEDIES CUMULATIVE. All remedies of the parties provided
               -------------------
herein will, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other remedies available to the parties, by judicial proceeding or otherwise, to enforce the performance or observance of the agreements contained herein, and every remedy given herein or by law to any party hereto may be exercised from time to time, and as often as will be deemed expedient, by such party.

         10.8  COUNTERPARTS. This Agreement may be executed in one or more
               ------------
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same Agreement.

         10.9  SEVERABILITY. If any term or other provision of this Agreement
               ------------
is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are fulfilled to the greatest extent possible.

         10.10 NO STRICT CONSTRUCTION. The language used in this Agreement
               ----------------------
will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against either party.

         10.11 INTERPRETATION. The table of contents and headings contained
               --------------
in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. "To the best knowledge
                                                      ---------------------
of Shareholder and Subsidiary" refers to the actual knowledge of each of
- -----------------------------
Wayne H. Benson, the President and Chief Executive Officer, and Douglas Thompson, the Chief Financial Officer, of Shareholder (together, "Shareholder's Management"), and Karl Tauber, the President, Wayne Steiner,
 ------------------------
the Senior Vice President, and Cindy Knebel, the Vice President, of Subsidiary (together, "Subsidiary's Management") after due investigation and
                       -----------------------
inquiry regarding the matter in question. No provision of this Agreement will be construed to require either party hereto to take any action that would violate any applicable law, rule or regulation.

         10.12 EXPENSES. Each of the parties hereto will bear its own costs
               --------
and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Shareholder agrees that Subsidiary has neither borne nor will bear any of the Shareholder's costs and expenses (including any of its legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

         10.13 SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges
               --------------------
and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties will be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter in addition to any other remedy to which they may be entitled, at law or in equity.

         10.14 PUBLICITY. Except as otherwise required by applicable law, no
               ---------
party hereto will issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other parties, which consent will not be unreasonably withheld.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date first above written.

                                       FIRST MID-ILLINOIS BANK & TRUST, N.A.

                                       By:/s/ William S. Rowland
                                          ---------------------------------

                                       Its: Chairman & CEO
                                           --------------------------------


                                       AMERICAN BANK OF ILLINOIS

                                       By:/s/ Karl Tauber
                                          ---------------------------------

                                       Its: President
                                           --------------------------------


                                       COMMUNITY FINANCIAL CORP.

                                       By:/s/ Wayne H. Benson
                                          ---------------------------------

                                       Its: President & CEO
                                           --------------------------------